STRATEGIC PARTNERSHIP AGREEMENT

This **Strategic Partnership Agreement** (the "Agreement") is made and entered into as of **June 10, 2024**, by and between:

- **Massimo Group**, a corporation incorporated under the laws of the State of Texas, with its principal office located at Garland, Texas (hereinafter referred to as "Massimo"); and
- **Armlogi Holding Corp**, a corporation incorporated under the laws of Nevada, with its principal office located at Walnut, California (hereinafter referred to as "Armlogi").

Collectively referred to as the "Parties."

1. PURPOSE OF AGREEMENT

This Agreement establishes a strategic partnership whereby Armlogi will provide warehousing, logistics, and order fulfillment services to Massimo for the storage, assembly, and distribution of Massimo's powersports vehicles, including UTVs, ATVs, Go-Karts, and Golf Carts.

2. SCOPE OF SERVICES

Armlogi shall provide the following services:

- **Receiving & Storage:**
  - Accept and store vehicle kits shipped from Massimo's Asian suppliers at Armlogi's warehouses in Savannah, GA; Edison, NJ; and Walnut, CA.
  - Maintain inventory under ISO 9001 standards with specialized handling for large/bulky items.
- **Assembly Support:**
  - Provide designated space for Massimo to conduct final vehicle assembly at Armlogi's facilities.
- **Order Fulfillment & Logistics:**

- Manage inventory tracking, order processing, and last-mile delivery to end customers.
    - Utilize Armlogi's nationwide logistics network for efficient distribution.

Massimo shall:

- Supply vehicle components and assembly personnel.
- Ensure compliance with safety and quality standards during assembly.

3. TERM & TERMINATION

- **Initial Term:** 3 years, commencing on the Effective Date.
- **Renewal:** Automatically renews for 1-year periods unless either Party provides 90 days' written notice of non-renewal.
- **Termination for Cause:** Either Party may terminate with 30 days' notice for material breach, subject to cure periods.

4. FEES & PAYMENT TERMS

- Massimo shall pay Armlogi service fees occurred during the cooperation. Invoices issued by Armlogi to Massimo are payable within 60 days.

5. CONFIDENTIALITY & INTELLECTUAL PROPERTY

- Both Parties agree to protect proprietary business, technical, and customer data.
- Massimo retains all rights to product designs, branding, and assembled vehicles.

6. INDEMNIFICATION & LIABILITY

- Armlogi shall be liable for loss/damage due to negligence in warehousing or logistics.
- Massimo shall bear responsibility for defects arising from assembly or product design.

7. GOVERNING LAW & DISPUTE RESOLUTION

- Governed by laws of the State of Texas.
- Disputes shall first be resolved via good-faith negotiations; if unresolved, through binding arbitration in Dallas, TX.

8. GENERAL PROVISIONS

- **Force Majeure:** Excuses delays due to events beyond reasonable control (e.g., natural disasters).
- **Amendments:** Require **written agreement** by both Parties.
- **Public Announcements:** Joint press releases permitted; other disclosures require mutual approval.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

FOR MASSIMO GROUP:

____

David Shan
Founder, Chairman & CEO

FOR ARMLOGI HOLDING CORP:

______________________6/10/2024

Aidy Chou
Title: CEO